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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  April 27, 1999


                             MORROW SNOWBOARDS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            OREGON                    0-27002               93-1011046
(STATE OR OTHER JURISDICTION OF     (COMMISSION            (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)      FILE NUMBER)       IDENTIFICATION NUMBER)


                            2600 PRINGLE ROAD, S.E.
                                SALEM, OR 97302
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                (503) 375-9300
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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ITEM 5.  OTHER EVENTS.

     DELISTING FROM THE NASDAQ STOCK MARKET. As of the close of business on April 26, 1999, Morrow Snowboards, Inc. (Morrow) was delisted from The Nasdaq Stock Market. Because Morrow is currently delinquent in its filings under the Securities Exchange Act of 1934, trading in the Company's securities will be reported in the pink sheets until the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 26, 1999 and the requisite number of market makers have applied for listing on the OTC Bulletin Board on Morrow's behalf. Morrow anticipates it will file such Form 10-K by May 10, 1999 and be listed on the OTC Bulletin Board shortly thereafter.

     TENTATIVE SETTLEMENT OF INVOLUNTARY PETITION. On March 30, 1999, certain of Morrow's trade creditors filed an involuntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (Case No. 699-61663-fra7). Morrow has reached a tentative settlement with such creditors pursuant to which Morrow and the creditors will file a joint motion to dismiss the involuntary petition. In general, under the terms of the proposed settlement, creditors holding undisputed, non-contingent, liquidated claims against Morrow (approximately $2.5 million in the aggregate) will receive payments from Morrow as follows:
$250,000 within 60 days after an order dismissing the involuntary petition becomes final; $200,000 each calendar quarter after the first payment is made; and the remaining unpaid balance of such claims, without interest, all due and payable in one year. Such payments will be secured by a lien against Morrow's improved real property located in Salem, Oregon, subject to a senior lien to secure financing for Morrow up to a maximum amount of $500,000, which may be increased to $750,000 if the $250,000 initial payment is made to such creditors. Alternatively, at Morrow's option, such creditors will receive payments of 85 percent of the amount of their claims, in full satisfaction, within 60 days after an order dismissing the involuntary petition (Dismissal) becomes final. Morrow's agreement to make such payments and to grant such a lien is conditioned upon at least 90 percent in dollar value of creditors holding claims in excess of $10,000 agreeing to settle their claims on these terms.

In order to allow Morrow and the petitioning creditors time to document the foregoing settlement and file and serve a joint motion to dismiss, as well as to provide creditors other than the petitioning creditors an opportunity to review and agree to the settlement terms, on April 28, 1999, Morrow and the petitioning creditors filed a Stipulation for Order Extending Time to Respond to Involuntary Petition with the United States Bankruptcy Court for the District of Oregon. Pursuant to that Stipulation, the time for Morrow to respond to the involuntary petition has been extended to July 2, 1999.

     PROPOSED FINANCING BY CAPITOL BAY MANAGEMENT, INC. On April 27, 1999, Morrow's Board of Directors authorized Morrow to enter into a binding Memorandum of Understanding with Capitol Bay Management, Inc. (Capitol Bay) whereby Capitol Bay will provide Morrow with additional financing to be used as working capital (the Financing). A copy of this Memorandum is attached as an exhibit to this Form 8-K. The Financing has been structured to accommodate the notice and appeal period related to the Dismissal. Pursuant to the Memorandum, Capitol Bay will negotiate with Morrow's current lender, Foothill Capital Corporation (Foothill) to purchase Foothill's secured lender position and, if accomplished, make certain funds available to Morrow under that credit line. Capitol Bay also intends to obtain and fund a loan to be secured by Morrow's real estate; provided that no more than $500,000 of such loan may be secured by such real estate without further creditor approval, as described above under "Tentative Settlement of Involuntary Petition." If such loan is not provided by April 30, 1999, Morrow may seek additional financing. Upon the Dismissal and for a period of 12 months thereafter, Capitol Bay may elect to convert $500,000 of the Foothill loan into 2,000,000 shares of Morrow Common Stock (as presently constituted), contingent upon Capitol Bay performing its agreements under the Memorandum. Until the consummation of the Financing, or, if earlier, the termination of the Memorandum, Morrow has agreed not to issue or agree to issue any securities without prior written consent of Capitol Bay. Morrow further agrees, until the Dismissal, to refrain from filing a petition under the bankruptcy laws provided the agreement with creditors is reached and approved.

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The closing of the Financing is contingent upon a number of material conditions, including obtaining approval of the Bankruptcy Court and the creditors to the tentative settlement agreement, Capitol Bay using reasonable efforts to purchase the secured lender position of Foothill and Capitol Bay's satisfactory completion of due diligence procedures. There is no assurance that such conditions will be satisfied or that the Financing will be consummated.

MARMOT CLAIM. On April 9, 1999, Marmot Mountain Ltd. (MML) filed suit against Morrow in the United States District Court for the Northern District of California (Case No. C99-1786). MML is seeking payment of damages in the amount of $130,000 plus interest at the legal rate on $60,000 of such amount from January 15, 1998 and on $70,000 of such amount from January 15, 1999. In its complaint, MML alleges breach of a contract whereby MML agreed to provide Morrow with design, manufacturing and merchandising services related to snowboard apparel. In general, all litigation against Morrow is currently stayed pending resolution of the involuntary bankruptcy petition described above. Should proceedings commence, Morrow intends to negotiate a settlement with MML, or if such settlement cannot be reached, defend against the claim, on the basis that Morrow believes its liability under the contract is limited to a lesser amount.

SAFE HARBOR. This report contains forward-looking statements which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, the continuing cooperation of Morrow's secured lender, Foothill, the adequacy of available working capital, the effect of the bankruptcy filing and Morrow's ability to continue operations in designing and distributing Westbeach brand products.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  Not applicable.

      (b)  Not applicable.

      (c)  Exhibits:

           Memorandum of Understanding between Capitol Bay Management, Inc. and Morrow Snowboards, Inc.


                                  SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on April 29, 1999.


                                       MORROW SNOWBOARDS, INC.


                                       By:/S/ P. BLAIR MULLIN
                                          -------------------------------------
                                          P. Blair Mullin
                                          PRESIDENT AND CHIEF FINANCIAL OFFICER
                                          (PRINCIPAL EXECUTIVE, FINANCIAL AND
                                          ACCOUNTING OFFICER)

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                                 EXHIBIT INDEX

Exhibit No.             Document Description
-----------             --------------------
  99.1                  Memorandum of Understanding between Capitol Bay Management, Inc. and
                        Morrow Snowboards, Inc.


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